Filed pursuant to

Rule 424(b)(2)

Registration No. 333-107318

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 24, 2003

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 30, 2003)

                     Shares

HOLLIS-EDEN PHARMACEUTICALS, INC.

Common Stock

We are offering up to              shares of our common stock.

Our common stock is listed on The Nasdaq National Market under the symbol “HEPH”. On September 23, 2003, the last reported sale price of our common stock on The Nasdaq National Market was $32.20 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the headings “Risk Factors” on page S-1 of this prospectus supplement and beginning on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters may also purchase from us up to an additional                      shares of our common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments.

The underwriters expect to deliver the shares of our common stock in New York, New York on                     , 2003.

Jefferies & Company, Inc.	SG Cowen

Joint Book-Running Managers

                         , 2003

This prospectus supplement is a supplement to the accompanying prospectus that is also part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell up to 5,000,000 shares of our common stock in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information. You should read this prospectus supplement, along with the accompanying prospectus, carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. This prospectus supplement is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of shares of our common stock.

i

RISK FACTORS

Any investment in shares of our common stock involves significant risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus supplement, the accompanying prospectus and the additional information in our reports and other documents on file with the SEC that are incorporated by reference, before you decide to buy any shares of our common stock. The following risk factors relate to this offering and are in addition to the risk factors appearing in the accompanying prospectus.

Risks Relating to This Offering

We have broad discretion over the use of the net proceeds from this offering.

We have broad discretion to allocate the net proceeds of this offering. We expect a major use of these proceeds will be research and development. The timing and amount of our actual expenditures, however, are subject to change and will be based on many factors, including:

•	progress with our preclinical and clinical trials;

•	the time and costs involved in obtaining regulatory approvals for the marketing of any of our drug candidates;

•	the costs of manufacturing any of our drug candidates; and

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments.

Our management will determine, in its sole discretion, how to allocate these proceeds. If we do not wisely allocate the proceeds, our ability to carry out our business plan may be harmed.

New investors in our common stock will experience immediate and substantial dilution.

The offering price to the public of our common stock is substantially higher than the book value per share of our common stock. Investors purchasing shares of our common stock in this offering will, therefore, incur immediate dilution of $                 in net tangible book value per share of common stock, based on the offering price to the public of $                 per share. Investors may incur additional dilution upon the exercise of outstanding stock options and warrants.

If this offering violated securities laws, investors purchasing common stock in this offering would have the right to seek refunds or damages.

Prior to the date of this prospectus supplement, in the ordinary course of our business, we distributed written materials describing our business to certain potential investors. These materials could be deemed to constitute a prospectus that does not meet the requirements of the Securities Act of 1933, as amended, and could form the basis for a claim against us for a violation of the securities laws. We would dispute any such claim. However, if such a claim were made and it prevailed, the investors who received the written materials and who purchase shares of common stock in this offering would have the right, for a period of one year from the date of the violation, to obtain recovery of the consideration paid in connection with their purchase of shares of common stock or, if they have already sold the shares of common stock, to recover any losses resulting from their purchase of shares of common stock. We will not be selling shares of common stock in this offering to any party to whom we distributed the written materials describing our business. Other investors that purchase shares of common stock in this offering may also have a basis for claims under the Securities Act. We do not believe that any attempts to recover these losses would have a material adverse effect on our financial position. We urge all persons to read and base their investment decision only on this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference.

RECENT DEVELOPMENTS

In April 2003, we announced preliminary results from a study in non-human primates demonstrating that HE2100 (NEUMUNE) is providing significant protection from the acute life threatening effects of whole body radiation exposure. High levels of whole body radiation damages a person’s bone marrow resulting in neutropenia—a severe loss of neutrophils, or key white blood cells—which results in a high risk of infection, hospitalization and potential death. Preliminary results from our pilot study indicate when NEUMUNE is given 24 hours before or 2 to 4 hours after radiation exposure, a statistically significant reduction in the occurrence of severe neutropenia is observed as compared to control animals not receiving the drug. The data was presented at the 43rd Annual Scientific Meeting of the British Society For Haematology held in Glasgow, Scotland.

In June 2003, we announced a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. (CFFT) to study HE2000 (IMMUNITIN) in a Phase I/II clinical trial for the treatment of cystic fibrosis. CFFT is expected to award approximately $1.7 million in funding toward the clinical trial.

In June 2003, we also announced data from a Phase II clinical trial conducted in South Africa in late-stage HIV patients who have progressed to AIDS. The average starting CD4 count, an indicator of immune system function, for patients in the trial was less than 50. Patients in the study treated with IMMUNITIN experienced a statistically significant reduction in the total number of all opportunistic infections over the 13-month study period when compared to patients receiving placebo. The data was presented at the National Foundation for Infectious Diseases Conference on Antimicrobial Resistance held in Bethesda, Maryland.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference contain some forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

•	failure to achieve positive results in clinical trials involving our drug candidates;

•	failure to obtain government regulatory approvals for our drug candidates;

•	competitive factors;

•	our ability to raise additional capital;

•	uncertainty regarding our patents and patent rights;

•	relationships with our consultants, academic collaborators and other third-party service providers; and

•	our ability to enter into future collaborative agreements.

Because the risk factors referred to above, as well as the risk factors on page S-1 of this prospectus supplement and beginning on page 2 of the accompanying prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. Moreover, new factors that may impact those forward-looking statements may emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of any single factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We expect to receive approximately $         million in net proceeds from this offering after deducting the underwriting discounts and commissions and our estimated offering expenses, as described in “Underwriting.” We currently intend to use the net proceeds from this offering for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we are not currently planning or negotiating any such transactions. Pending these uses, the net proceeds will be deposited primarily in a money market mutual fund with a large financial institution.

DILUTION

Our net tangible book value as of August 31, 2003 was approximately $29.2 million, or approximately $1.76 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the aggregate number of shares of common stock outstanding as of August 31, 2003.

Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share as of August 31, 2003 on a pro forma adjusted basis to give effect to this offering. Without taking into account any other changes in the net tangible book value after August 31, 2003, other than to give effect to our receipt of the estimated net proceeds from the sale of the shares of our common stock issuable in this offering at an offering price of $             per share, less the underwriting discounts, commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of August 31, 2003 would have been approximately $            , or $         per share of common stock. This represents an immediate increase in the net tangible book value to existing common stockholders of $         per share and an immediate dilution in pro forma net tangible book value to new investors purchasing shares of our common stock in this offering of $         per share.

The following table illustrates this per share dilution:

Public offering price per share of common stock			$
Net tangible book value per share as of August 31, 2003(1)		$1.76
Increase in net tangible book value per share attributable to this offering	$

Pro forma net tangible book value per share after giving effect to this offering

Dilution in net tangible book value per share to new investors			$

(1)	As of August 31, 2003, we had no intangible assets.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us the number of shares of common stock set forth opposite their names on the table below at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as follows:

Name	Number of Shares
Jefferies & Company, Inc.
SG Cowen Securities Corporation
Halpern Capital, Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of other events specified in the underwriting agreement. The underwriters are severally committed to purchase all of the shares of common stock being offered by us if any shares are purchased.

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock to securities dealers at the price to the public less a concession not in excess of $         per share. Securities dealers may reallow a concession not in excess of $         per share to other dealers. After the shares of common stock are released for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an aggregate of                      additional shares of common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with the sale of shares of common stock offered hereby. If the over-allotment option is exercised in full, the underwriters will purchase additional shares of common stock from us in approximately the same proportion as shown in the table above.

The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us:

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $100,000.

We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, and to contribute to payments the underwriters may be required to make in respect of any such liabilities.

Our directors and executive officers have agreed with the underwriters (or pursuant to agreements with us) that, for a period of 90 days following the date of this prospectus supplement, they will not offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of or hedge any shares of common stock or any securities convertible into or exchangeable for shares of common stock. So long as the transferee agrees to be bound by the terms of the lock-up agreement, a director or executive officer may transfer his or her securities by gift or for estate planning purposes. SG Cowen Securities Corporation may, in its sole discretion, at any time without prior notice, release all or any portion of the shares from the restrictions in any such agreement to which SG Cowen Securities Corporation is a party.

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Covered short sales are sales made in an amount not greater than the number of shares of common stock available for purchase by the underwriters under their over-allotment option. The underwriters may close out a covered short sale by exercising their over-allotment option or purchasing shares of common stock in the open market. Naked short sales are sales made in an amount in excess of the number of shares of common stock available under the over-allotment option. The underwriters may close out any naked short sale by purchasing shares of common stock in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares.

•	In passive market making, market makers in the shares of common stock who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the shares of common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the shares of our common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock being offered hereby will be passed upon for us by Cooley Godward LLP, San Diego, California. Brown Raysman Millstein Felder & Steiner LLP, New York, New York has acted as counsel for the underwriters in connection with various legal matters relating to the shares of common stock offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information at the SEC’s public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the shares covered by this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below, except as modified by this prospectus supplement and the accompanying prospectus, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

•	Our Annual Report on Form 10-K for the year ended December 31, 2002;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, and our amendment to our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2003;

•	Our Current Reports on Form 8-K which were filed on February 26, 2003, June 20, 2003, August 12, 2003 and September 24, 2003; and

•	The description of our common stock included in our registration statement on Form S-4, No. 333-18725, as amended.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Hollis-Eden Pharmaceuticals, Inc.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

Attn: Chief Accounting Officer

(858) 587-9333

Information contained on our website is not part of this prospectus supplement. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

5,000,000 Shares

HOLLIS-EDEN PHARMACEUTICALS, INC.

Common Stock

Warrants to Purchase Common Stock

From time to time, we may sell common stock and/or warrants to purchase common stock.

We will provide the specific terms of any offering of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is currently traded on the Nasdaq National Market under the trading symbol “HEPH.” The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market’s National Market or any securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. see “ Risk Factors” beginning on page 2.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or, if the offering will be an “at the market” offering, in a post-effective amendment. The net proceeds we expect to receive from any sale of our securities under this prospectus will also be set forth in a prospectus supplement.

Neither the Securities and exchange commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. any representation to the contrary is a criminal offense.

Prospectus dated July 30, 2003

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell up to 5,000,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock and/or warrants to purchase common stock, we will provide a prospectus supplement that will contain more specific information, as set forth below under “The Securities We May Offer.” We may also add, update or change in a prospectus supplement or post-effective amendment any of the information contained in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated here by reference. Together, these documents describe the specific terms of the securities we are offering.

Overview

Hollis-Eden Pharmaceuticals, Inc., a development-stage pharmaceutical company, is engaged in the discovery, development and commercialization of products for the treatment of immune system disorders and hormonal imbalances. Our initial development efforts target a series of indications in which the body is unable to mount an appropriate immune response: radiation and chemotherapy induced immune suppression and immune dysregulation caused by infectious diseases such as HIV, malaria and tuberculosis. Our initial technology development efforts are focused on a series of potent hormones and hormone analogs that we believe are key components of the body’s natural regulatory system. We believe these immune regulating hormones can be used to reestablish host immunity in situations of dysregulation.

Preclinical and early clinical studies with these compounds indicate that they have the ability to significantly reduce a number of well known inflammatory mediators, while also increasing innate and adaptive immunity and reversing bone marrow suppression. In addition, these compounds have a very attractive safety profile to date, are cost-effective to manufacture and are unlikely to produce resistance.

We are currently developing three compounds in this series. HE2000 is a Phase II clinical stage compound for the treatment of infectious diseases and is also being evaluated by the U.S. Department of Defense as a countermeasure for bioterrorism. HE2100 is a compound that we are developing in conjunction with the U.S. military to protect against radiation injury. HE2200 is in Phase II clinical trials for the treatment of cardiovascular disease and age-related loss of immunity. Both HE2100 and HE2200 have also shown striking benefits in preclinical models of chemotherapy induced immune suppression, and we intend to clinically test one or both of these compounds in this setting. In addition, compounds in this series have shown significant activity in preclinical models of a number of autoimmune conditions. We are exploring the potential for second-generation compounds in the autoimmunity area.

We are pursuing a partially integrated approach to building our business. As such, we are utilizing third parties for many of our activities. We believe by being involved in the design and supervision of these activities, but not the day-to-day execution, we can preserve our flexibility and limit our expenditures during the development phase. If we are able to successfully develop our investigational drug candidates, we anticipate marketing them directly in the U.S. and potentially elsewhere. For certain therapeutic indications or geographic regions, we anticipate establishing strategic collaborations to commercialize these opportunities.

Hollis-Eden Pharmaceuticals, HE2000, HE2100, HE2200, HE2300, HE2400, IMMUNITIN, NEUMUNE, REVERSIONEX and the Hollis-Eden Pharmaceuticals stylized logo are trademarks of Hollis-Eden Pharmaceuticals, Inc. This prospectus also includes trademarks owned by other parties. All other trademarks mentioned are the property of their respective owners.

Our principal executive offices are located at 4435 Eastgate Mall, Suite 400, San Diego, California 92121, and our telephone number at that address is (858) 587-9333. Our Internet site address is www.holliseden.com. We have not incorporated by reference in this prospectus any information that is included or linked to our Internet site, and you should not consider it to be part of this prospectus. Our internet site address is included in this document as an inactive textual reference.

RISK FACTORS

An investment in Hollis-Eden shares involves a high degree of risk. You should consider the following discussion of risks, in addition to other information contained in this prospectus and in our most recent annual report on Form 10-K as well as our other public filings with the Securities and Exchange Commission, before purchasing any of our securities. If any of the following risks actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially adversely affected.

If we do not obtain government regulatory approval for our products, we cannot sell our products and we will not generate revenues.

Our principal development efforts are currently centered around immune regulating hormones, a class of drug candidates which we believe shows promise for the treatment of a variety of infectious diseases and immune system and metabolic disorders. However, all drug candidates require U.S. FDA and foreign government approvals before they can be commercialized. These regulations change from time to time and new regulations may be adopted. None of our drug candidates has been approved for commercial sale. We expect to incur significant additional operating losses over the next several years as we fund development, clinical testing and other expenses while seeking regulatory approval. While limited clinical trials of our drug candidates have been conducted to date, significant additional trials are required, and we may not be able to demonstrate that these drug candidates are safe or effective. If we are unable to demonstrate the safety and effectiveness of a particular drug candidate to the satisfaction of regulatory authorities, the drug candidate will not obtain required government approval. If we do not receive FDA or foreign approvals for our products, we will not be able to sell our products and will not generate revenues. If we receive regulatory approval of a product, such approval may impose limitations on the indicated uses for which we may market the product, which may limit our ability to generate significant revenues.

If we do not successfully commercialize our products, we may never achieve profitability.

We have experienced significant operating losses to date because of the substantial expenses we have incurred to acquire and fund development of our drug candidates. We have never had operating revenues and have never commercially introduced a product. Our accumulated deficit was approximately $86.6 million as of March 31, 2003. Our net losses for fiscal years 2002, 2001 and 2000 were $17.5 million, $15.8 million and $19.5 million, respectively. Many of our research and development programs are at an early stage. Potential drug candidates are subject to inherent risks of failure. These risks include the possibilities that no drug candidate will be found safe or effective, meet applicable regulatory standards or receive the necessary regulatory clearances. Even safe and effective drug candidates may never be developed into commercially successful drugs. If we are unable to develop safe, commercially viable drugs, we may never achieve profitability. If we become profitable, we may not remain profitable.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

The biotechnology and pharmaceutical industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Several of these entities have already successfully marketed and commercialized products that will compete with our products, assuming that our products gain regulatory approval. Companies such as GlaxoSmithKline, Merck & Company, Roche Pharmaceuticals, Pfizer Inc. and Abbott Laboratories have significant market share for the treatment of a number of infectious diseases such as HIV. In addition, biotechnology companies such as Gilead Sciences Inc., Chiron Corporation and Vertex Pharmaceuticals Inc., as well as many others, have research and development programs in these fields. A large number of companies, including Merck & Company, Pfizer Inc., Johnson & Johnson Inc. and Amgen Inc. are also developing and marketing new drugs for the treatment of cardiovascular disease and chronic inflammatory conditions. Companies such as Amgen Inc. have developed or are developing products to boost neutrophils after chemotherapy.

Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to develop and market commercial products.

Our competitors may succeed in developing or licensing technologies and drugs that are more effective or less costly than any we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates before we do. If competing drug candidates prove to be more effective or less costly than our drug candidates, our drug candidates, even if approved for sale, may not be able to compete successfully with our competitors’ existing products or new products under development. If we are unable to compete successfully, we may never be able to sell enough products at a price sufficient to permit us to generate profits.

We will need to raise additional money before we expect to achieve profitability; if we fail to raise additional money, it would be difficult to continue our business.

As of March 31, 2003 our cash and cash equivalents totaled approximately $19.4 million. In June 2003, we completed a private placement of common stock and warrants to purchase common stock, in which we received net proceeds of approximately $13.8 million. Based on our current plans, we believe these financial resources, and interest earned thereon, will be sufficient to meet our operating expenses and capital requirements at least into the second half of 2005.

However, changes in our research and development plans or other events affecting our operating expenses may result in the expenditure of such cash before that time. We will require substantial additional funds in order to finance our drug discovery and development programs, fund operating expenses, pursue regulatory clearances, develop manufacturing, marketing and sales capabilities, and prosecute and defend our intellectual property rights. We intend to seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

You should be aware that in the future:

•	we may not obtain additional financial resources when necessary or on terms favorable to us, if at all; and

•	any available additional financing may not be adequate.

If we cannot raise additional funds when needed, or on acceptable terms, we will not be able to continue to develop our drug candidates.

Failure to protect our proprietary technology could impair our competitive position.

As of the date of this prospectus, we own or have obtained a license to over 80 issued U.S. and foreign patents and over 130 pending U.S. and foreign patent applications. Our success will depend in part on our ability to obtain additional United States and foreign patent protection for our drug candidates and processes, preserve our trade secrets and operate without infringing the proprietary rights of third parties. We place considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing. In some of the countries in which we intend to market our products, pharmaceuticals are either not patentable or have only recently become patentable. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries may be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions. Our domestic patent position is also highly uncertain and involves complex legal and factual questions. The applicant or inventors of subject matter covered by patent applications or patents owned by or licensed to us may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding our patent applications, the pending or future patent applications we own or have licensed may not result in the issuance of any patents. Existing or future patents owned by or licensed to us may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights we may have under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

Litigation or other disputes regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

The manufacture, use or sale of our drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents we are alleged to infringe declared invalid, we may:

•	incur substantial money damages;

•	encounter significant delays in bringing our drug candidates to market; and/or

•	be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment without first obtaining licenses to do so.

We may not be able to obtain any required license on favorable terms, if at all.

In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect our financial results.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Existing pricing regulations and reimbursement limitations may reduce our potential profits from the sale of our products.

The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product licensing approval is granted. As a result, we may obtain regulatory approval for a drug candidate in a particular country, but then be subject to price regulations that reduce our profits from the sale of the product. In some foreign markets pricing of prescription pharmaceuticals is subject to continuing government control even after initial marketing approval. In addition, certain governments may grant third parties a license to manufacture our product without our permission. Such compulsory licenses typically would be on terms that are less favorable to us and would have the effect of reducing our revenues.

Varying price regulation between countries can lead to inconsistent prices and some re-selling by third parties of products from markets where products are sold at lower prices to markets where those products are sold at higher prices. This practice of exploiting price differences between countries could undermine our sales in markets with higher prices and reduce the sales of our future products, if any.

While we do not have any applications for regulatory approval of our products currently pending, the decline in the size of the markets in which we may in the future sell commercial products could cause the perceived market value of our business and the price of our common stock to decline.

Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. If we succeed in bringing any of our potential products to the market, such products may not be considered cost effective and reimbursement may not be available or sufficient to allow us to sell such products on a profitable or competitive basis.

Delays in the conduct or completion of our clinical trials or the analysis of the data from our clinical trials may result in delays in our planned filings for regulatory approvals, or adversely affect our ability to enter into collaborative arrangements.

The current status of our drug candidates is set forth below. We have either completed or are in the midst of:

•	animal efficacy studies with HE2100 in the United States for the treatment of radiation exposure;

•	Phase II clinical trials with HE2000 in South Africa and Phase I/II clinical trials with HE2000 in the United States for the treatment of HIV/AIDS;

•	Phase II clinical trials with HE2000 in Thailand for the treatment of malaria;

•	Phase I/II clinical trial with HE2200 in the United States to determine whether the compound can improve an elderly person’s immune response to a hepatitis B vaccine; and

•	Phase II clinical trial with HE2200 in the United States for cholesterol lowering.

We may encounter problems with some or all of our completed or ongoing studies that may cause us or regulatory authorities to delay or suspend our ongoing studies or delay the analysis of data from our completed or ongoing studies. We rely, in part, on third parties to assist us in managing and monitoring clinical trials. We generally do not have control over the amount and timing of resources that our business partners devote to our drug candidates. Our reliance on these third parties may result in delays in completing or failure to complete studies if third parties fail to perform their obligations to us. If the results of our ongoing and planned studies for our drug candidates are not available when we expect or if we encounter any delay in the analysis of the results of our studies for our drug candidates:

•	we may not have the financial resources to continue research and development of any of our drug candidates; and

•	we may not be able to enter into collaborative arrangements relating to any drug candidate subject to delay in regulatory filing.

Any of the following reasons, among others, could delay or suspend the completion of our ongoing and future studies:

•	delays in enrolling volunteers;

•	interruptions in the manufacturing of our drug candidates or other delays in the delivery of materials required for the conduct of our studies;

•	lower than anticipated retention rate of volunteers in a trial;

•	unfavorable efficacy results;

•	serious side effects experienced by study participants relating to the drug candidate; or

•	failure to raise additional funds.

If the manufacturers of our products do not comply with current Good Manufacturing Practices regulations, or cannot produce the amount of products we need to continue our development, we will fall behind on our business objectives.

An outside manufacturer, Hovione – Soc. Química, S.A., is currently the primary producer of the active pharmaceutical ingredient for our drug candidate, HE2000, and may produce other compounds for us in the future. Manufacturers producing our drug candidates must follow current Good Manufacturing Practices regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the Good Manufacturing Practices regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our products.

We also rely on our manufacturers to supply us with a sufficient quantity of our drug candidates to conduct clinical trials. If we have difficulty in the future obtaining our required quantity and quality of supply, we could experience significant delays in our development programs and regulatory process.

Our ability to achieve any significant revenue may depend on our ability to establish effective sales and marketing capabilities.

Our efforts to date have focused on the development and evaluation of our drug candidates. As we continue clinical studies and prepare for commercialization of our drug candidates, we may need to build a sales and marketing infrastructure. As a company, we have no experience in the sales and marketing of pharmaceutical products. If we fail to establish a sufficient marketing and sales force or to make alternative arrangements to have our products marketed and sold by others on attractive terms, it will impair our ability to commercialize our drug candidates and to enter new or existing markets. Our inability to effectively enter these markets would materially and adversely affect our ability to generate significant revenues.

If we were to lose the services of Richard B. Hollis, or fail to attract or retain qualified personnel in the future, our business objectives would be more difficult to implement, adversely affecting our operations.

Our ability to successfully implement our business strategy depends highly upon our Chief Executive Officer, Richard B. Hollis. The loss of Mr. Hollis’ services could impede the achievement of our objectives. We also highly depend on our ability to hire and retain qualified scientific and technical personnel. The competition for these employees is intense. Thus, we may not be able to continue to hire and retain the qualified personnel needed for our business. Loss of the services of or the failure to recruit key scientific and technical personnel could adversely affect our business, operating results and financial condition.

We may face product liability claims related to the use or misuse of our products, which may cause us to incur significant losses.

We are currently exposed to the risk of product liability claims due to administration of our drug candidates in clinical trials, since the use or misuse of our drug candidates during a clinical trial could potentially result in injury or death. If we are able to commercialize our products, we will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of our commercial products results in injury or death. We currently maintain liability insurance on a claims-made basis in an aggregate amount of $5 million. Because we cannot predict the magnitude or the number of claims that may be brought against us in the future, we do not know whether the insurance policies’ coverage limits are adequate. The insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. Any claims against us, regardless of their merit, could substantially increase our costs and cause us to incur significant losses.

Trading in our securities could be subject to extreme price fluctuations that could adversely affect your investment.

The market prices for securities of life sciences companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of our common stock. For example:

•	biological or medical discoveries by competitors;

•	public concern about the safety of our drug candidates;

•	delays in the conduct or analysis of our clinical trials;

•	unfavorable results from clinical trials;

•	unfavorable developments concerning patents or other proprietary rights; or

•	unfavorable domestic or foreign regulatory developments;

may have the effect of temporarily or permanently driving down the price of our common stock. In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging and life sciences companies, such as ours, and which are often unrelated to the operating performance of the affected companies. For example, our stock price has ranged from $3.30 to $17.50 between January 1, 2002 and July 21, 2003.

These broad market fluctuations may adversely affect the ability of a stockholder to dispose of his shares at a price equal to or above the price at which the shares were purchased. In addition, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could materially adversely affect our business, financial condition and results of operations.

The terms of our convertible debentures may limit our operational flexibility.

The existence of debt service obligations and the anti-dilution provisions of our debentures may limit our ability to obtain additional financing on terms favorable to us. If we do not raise additional funds, we may not be able to pay the principal or interest on the debentures when due. Payments on the debentures will reduce the funds that would otherwise be available for our operations and future business opportunities. Further, unless we obtain the consent of the holders of the debentures, if we enter into a transaction that would result in a change of control, we may be required to redeem the debentures to the extent that they have not already been converted to common stock. This requirement may deter a third party from entering into a change of control transaction with us.

We may be delisted from The Nasdaq National Market, which could materially limit the trading market for our common stock.

Our common stock is quoted on The Nasdaq National Market. In order to continue to be included in The Nasdaq National Market, a company must meet Nasdaq’s maintenance criteria. We may not be able to continue to meet these listing criteria. Failure to meet Nasdaq’s maintenance criteria may result in the delisting of our common stock from The Nasdaq National Market. If our common stock is delisted, in order to have our common stock relisted on The Nasdaq National Market we would be required to meet the criteria for initial listing, which are more stringent than the maintenance criteria. Accordingly, if we were delisted we may not be able to have our common stock relisted on The Nasdaq National Market. If our common stock is removed from listing on The Nasdaq National Market, it may become more difficult for us to raise funds through the sale of our common stock or securities convertible into our common stock. In addition, if our common stock is not listed on any of The Nasdaq National Market, The Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, for more than 30 days, our debentures will be in default and we will be required to redeem the debentures at a 20% premium to their face value, to the extent that they have not already been converted into common stock.

Because stock ownership is concentrated, you and other investors will have minimal influence on stockholders’ decisions.

Assuming that outstanding warrants and options have not been exercised, Richard B. Hollis, our Chief Executive Officer, owns approximately 18% of our outstanding common stock as of July 21, 2003. Assuming that Mr. Hollis exercises all of his outstanding warrants and options that vest within 60 days of July 21, 2003, Mr. Hollis would beneficially own approximately 25% of our outstanding common stock as of July 21, 2003. As a result, Mr. Hollis may be able to significantly influence the management of Hollis-Eden and all matters requiring stockholder approval, including the election of directors. Such concentration of ownership may also have the effect of delaying or preventing a change in control of Hollis-Eden.

Substantial sales of our stock may impact the market price of our common stock.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, or upon conversion of debentures, could adversely affect the market price of our common stock. In addition, if we complete a future financing at a price that is less than the conversion price of the debentures, the conversion price of the debentures may be adjusted downward, which would result in additional shares of our common stock being issuable upon conversion of the debentures. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

Issuing preferred stock with rights senior to those of our common stock could adversely affect holders of common stock.

Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our stockholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common stockholders could be prevented from participating in transactions that would offer an optimal price for their shares.

FORWARD-LOOKING INFORMATION

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

•	failure to achieve positive results in clinical trials involving our drug candidates;

•	failure to obtain government regulatory approvals for our drug candidates;

•	competitive factors;

•	our ability to raise additional capital;

•	uncertainty regarding our patents and patent rights;

•	relationships with our consultants, academic collaborators and other third-party service providers; and

•	our ability to enter into future collaborative agreements.

Because the risk factors referred to above, as well as the risk factors beginning on page 2 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to publicly release any revision to the forward-looking statements or reflect events or circumstances after the date of this prospectus. Moreover, new factors that may impact those forward-looking statements may emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of any single factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be deposited primarily in a money market mutual fund with a large financial institution.

THE SECURITIES WE MAY OFFER

We may offer up to 5,000,000 shares of our common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	aggregate principal amount or aggregate offering price;

•	voting or other rights, if any;

•	exercise prices, if any; and

•	important federal income tax considerations.

A prospectus supplement or post-effective amendment also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. You should read the description of our common stock included under “DESCRIPTION OF CAPITAL STOCK.”

Warrants. We may issue warrants to purchase shares of our common stock from time to time. Our board of directors shall determine the terms of the warrants, including exercise prices, exercise periods, redemption or call rights, and the effect on the warrants of a merger, consolidation, sale for other disposition of our business.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50 million shares of common stock, $0.01 par value, and 10 million shares of preferred stock, $0.01 par value.

Common Stock

As of July 21, 2003, there were 14,873,710 shares of common stock outstanding that were held of record by approximately 5,000 stockholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes 10,000,000 shares of preferred stock; 4,000 shares have been designated 5% series A convertible preferred stock and 300,000 shares as series B junior participating preferred stock. There are currently no shares of preferred stock outstanding. Under our certificate, our board has the authority, without further action by stockholders, to issue up to 9,696,000 additional shares of preferred stock in one or more series and to fix or alter the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payment upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock could also have the effect of delaying, deterring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Warrants

As of July 21, 2003, there were outstanding warrants to purchase an aggregate of 1,748,257 shares of our common stock at a weighted average exercise price of $9.96 per share.

Anti-Takeover Provisions

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years, did own, 15% or more of the corporation’s voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

Certificate of Incorporation and Bylaw Provisions. Our certificate of incorporation and bylaws provide that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the composition of the board of directors, as the classification of the board of directors generally increases the difficulty of replacing a majority of directors. Our certificate provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. In addition, our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our amended certificate and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Stockholders Rights Plan. We have 300,000 shares of series B junior participating preferred stock authorized and reserved for issuance in connection with our stockholder rights plan set forth in our Rights Agreement dated November 15, 1999 with American Stock Transfer and Trust Company, as rights agent. Each outstanding share of common stock has one preferred stock purchase right. The rights expire on November 14, 2009 unless exchanged or redeemed prior to that date. Our board may extend the expiration date.

If any person or group, except Richard Hollis, acquires 15% or more of our common stock, the rights holders will be entitled to receive upon exercise, the number of shares of common stock that, at that time, have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount received per common share of our company.

If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, the number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the right. Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board’s opinion, would impair its ability to represent our stockholders’ interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though the takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038, and its telephone number is (718) 921-8124.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement or post-effective amendment, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the aggregate number of warrants offered;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Pacific time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby through underwriters or dealers, through agents, or directly to one or more purchasers from time to time. The prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

In addition, if we engage in an “at the market” offering, we will file a post-effective amendment to the registration statement of which this prospectus is a part, naming the underwriter or underwriters. Only underwriters named in a prospectus supplement or post-effective amendment are underwriters of the securities offered thereby.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by a prospectus supplement or post-effective amendment. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement or post-effective amendment, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in a prospectus supplement or post-effective amendment.

Unless a prospectus supplement or post-effective amendment states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in a prospectus supplement or post-effective amendment pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in a prospectus supplement or post-effective amendment.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

The warrants to purchase common stock that we may offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

The financial statements of Hollis-Eden Pharmaceuticals, Inc. as of December 31, 2002 and 2001, and for each of the years ended December 31, 2002, 2001 and 2000, and for the period from August 15, 1994, the day we started doing business, to December 31, 2002, have been audited by BDO Seidman, LLP, as set forth in their report included in our Annual Report on Form 10-K for the year ended December 31, 2002. We incorporate these financial statements by reference into this prospectus in reliance upon such report given upon the authority of BDO Seidman, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock and warrants to purchase common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy this registration statement, as well as our reports, proxy statements and other information at the SEC’s public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s Web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus.

We incorporate by reference the documents listed below, except as modified by this registration statement, and any future filings we will make with the SEC under Section 13 (a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended December 31, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•	Notice of Annual Meeting and Proxy Statement for the 2003 Annual Meeting of Stockholders held on June 20, 2003; and

•	Current Reports on Form 8-K filed February 26, 2003 and June 20, 2003.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Hollis-Eden Pharmaceuticals, Inc.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

Attn: Chief Accounting Officer

(858) 587-9333

Information contained on our website is not part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or post-effective amendment. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or post-effective amendment. The information contained in this prospectus and any prospectus supplement or post-effective amendment is accurate only as of the date of this prospectus and any prospectus supplement or post-effective amendment and, with respect to material incorporated by reference herein or in any prospectus supplement or post-effective amendment, the dates of such referenced material.

                     Shares

HOLLIS-EDEN PHARMACEUTICALS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies & Company, Inc.

SG Cowen

Joint Book-Running Managers

                             , 2003